SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYNACOR, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SYNACOR, INC.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

April 5, 2013

Dear Stockholder:

I am pleased to invite you to attend Synacor, Inc.’s 2013 Annual Meeting of Stockholders, to be held on May 16, 2013 at The Buffalo Club, 388 Delaware Ave., Buffalo, New York 14202. The meeting will begin promptly at 11:00 a.m., local time. If you wish to attend the meeting to vote in person and need directions, please contact Synacor Investor Relations at (716) 362-3309 or ir@synacor.com.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials, as well as our Annual Report on Form 10-K for fiscal 2012, carefully.

This year we are taking advantage of a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.

Your vote is important. Whether or not you expect to attend, please vote via telephone or the Internet according to the instructions in the Proxy Statement or the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@synacor.com and date, sign, and return your proxy card in the envelope provided, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support and interest.

Sincerely,

/s/ Ronald N. Frankel
RONALD N. FRANKEL President and Chief Executive Officer

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

T 716.853.1362 F 716.332.0081

http://www.synacor.com

YOUR VOTE IS EXTREMELY IMPORTANT

Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@synacor.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

SYNACOR, INC.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Synacor, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 16, 2013 at 11:00 a.m. local time at The Buffalo Club, 388 Delaware Ave., Buffalo, New York 14202 for the following purposes:

1. To elect the two (2) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2016 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified.

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

3. To approve the Synacor, Inc. Special Purpose Recruitment Plan.

4. To transact any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2013 Annual Meeting is March 26, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ William J. Stuart
WILLIAM J. STUART Chief Financial Officer and Corporate Secretary

Buffalo, New York

April 5, 2013

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@synacor.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@synacor.com. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2013.

The Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/871561.

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SYNACOR, INC.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2013 at 11:00 a.m., local time

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Synacor, Inc. (sometimes referred to as “we,” the “Company” or “Synacor”) is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@synacor.com, and complete, sign and return the proxy card in the envelope provided.

The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting either the Notice of Internet Availability of Proxy Materials (the “Notice”) or a full set paper copy of this Proxy Statement together with our Annual Report on Form 10-K on or about April 5, 2013. Additionally, the Company intends to post our Annual Report on Form 10-K, this Proxy Statement and accompanying proxy card on the Internet at http://investor.synacor.com and https://materials.proxyvote.com/871561 on or about April 5, 2013.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set paper copy of this Proxy Statement and Fiscal Year 2012 Annual Report on Form 10-K?

This year we are taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction card.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 26, 2013 will be entitled to vote at the Annual Meeting. On the record date, there were 27,302,344 shares of Company common stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of March 26, 2013 at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 26, 2013 your shares were registered directly in your name with Synacor’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy via telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@synacor.com and fill out and return the proxy card in the envelope provided to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 26, 2013 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions via telephone or the Internet as well as in writing. You are also invited to attend the Annual Meeting, but you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other custodian.

What am I voting on?

There are three matters scheduled for a vote:

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Proposal No. 1: Election of the two (2) members of the Board of Directors identified in Proposal No. 1 to serve as Class II directors until the Company’s 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

•	Proposal No. 3: Approval of the Synacor, Inc. Special Purpose Recruitment Plan.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons in addition to the two named nominees. For Proposals 2 and 3, you may vote “For” or “Against” the proposal or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote in person at the Annual Meeting. Regardless of whether you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•

To vote using the proxy card, request a proxy card from us by email at ir@synacor.com, and complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Notice.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?—Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 26, 2013.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the two nominees for director, and “For” ratification of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Synacor will pay for the entire cost of soliciting proxies. In addition to Synacor mailing these proxy materials and the Notice, Synacor’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Synacor may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date via the Internet or by telephone as set forth on the Notice.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, trustee or nominee.

•	If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal 1, the inspector of elections will count “For” votes. Abstentions and broker non-votes will not affect the outcome of Proposal 1.

With respect to proposals other than Proposal 1, the inspector of elections will count separately “For”, “Against” and “Abstain” votes and broker non-votes. For purposes of proposals other than Proposal 1, “Abstain” votes will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of voting results on proposals other than Proposal 1.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.

Proposal No. 3. Approval of the Synacor, Inc. Special Purpose Recruitment Plan requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.

What are the Board’s voting recommendations?

•	Proposal No. 1: “For” each of the nominees to the Board of Directors.

•	Proposal No. 2: “For” ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

•	Proposal No. 3: “For” approval of the Synacor, Inc. Special Purpose Recruitment Plan.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders present at the meeting or by proxy. On the record date, there were 27,302,344 shares of Common Stock outstanding and entitled to vote. Thus 13,651,173 shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2014 Annual Meeting of Stockholders?

To be included in our Proxy Statement for the 2014 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 6, 2013, or one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first commenced mailing our proxy materials and Notices to stockholders in connection with this year’s Annual Meeting.

How can stockholders submit proposals to be raised at the 2014 Annual Meeting of Stockholders that will not be included in our Proxy Statement for the 2014 Annual Meeting of Stockholders?

To be raised at the 2014 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at the 2014 annual meeting of stockholders. Except as provided below, a stockholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. Since the 2013 Annual Meeting will be held on May 16, 2013, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no earlier than March 2, 2014 and no later than April 1, 2014, in order to be raised at our 2014 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance—Corporate Governance and Nominating Committee.”

What if the date of the 2014 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2014 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, for stockholder proposals that will not be included in our Proxy Statement, notice of such proposal must be received no later than the close of business on the later of (i) the 90th day prior to the 2014 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the meeting is first made.

Does a stockholder proposal require specific information?

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current Bylaws may be found on our website at http://www.synacor.com in the Investor Relations section.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Synacor currently has authorized six directors. The class of directors standing for election at the Annual Meeting currently consists of two directors. Two directors will be elected at the Annual Meeting to serve until the 2016 annual meeting of stockholders of Synacor or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of March 26, 2013, their positions and offices held with Synacor and certain biographical information are set forth below.

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The two Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Synacor. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than two individuals. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal.” There are no family relationships among any of our directors or executive officers.

Information Regarding the Nominees

Name	Age	Positions and Offices Held with the Company
Marwan Fawaz	50	Director
Michael J. Montgomery	58	Director

Marwan Fawaz has been a member of our Board of Directors since December 2011. Since June 2012, Mr. Fawaz has been an Executive Vice President at Motorola Mobility LLC (owned by Google Inc.) with responsibility for the Motorola Home Division. From June 2011 to May 2012, Mr. Fawaz served as Principal at Fawaz Consulting Services. From August 2006 through March 2011, Mr. Fawaz was an Executive Vice President and Chief Technology Officer at Charter, and served as an executive officer of Charter during the pendency of its Chapter 11 cases in 2009. From March 2003 until July 2006, Mr. Fawaz served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation, or Adelphia. Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002. From April 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for Infinity Broadband. He served as Vice President—Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in telecom engineering from California State University—Long Beach. We believe Mr. Fawaz’s significant experience as an executive at Charter, one of our customers, enables him to bring a valuable customer perspective to our Board and provides our Board with insight into how prospective and existing customers value our product offering.

Michael J. Montgomery has been a member of our Board of Directors since December 2011. Mr. Montgomery serves as a partner at Montgomery & Co., an investment bank in Media and Technology. Prior to joining the predecessor company to Montgomery & Co. in 1999, Mr. Montgomery was the chief executive officer at Sega GameWorks, a joint venture between Sega, Universal Studios and DreamWorks Studios. Before

that, Mr. Montgomery was a senior executive at DreamWorks Studios from 1995 until 1999. Before joining DreamWorks Studios, Mr. Montgomery spent approximately eight years with The Walt Disney Company and its affiliates, where he held a number of senior positions including managing director and chief financial officer of EuroDisney and treasurer of Walt Disney Company. He has previously served on the boards of directors of Corus Pharma and Pathogenesis, a public pharmaceutical company that was acquired by Chiron Corporation in 2000. Mr. Montgomery received his M.B.A. from the Amos Tuck School at Dartmouth College, where he also received a B.A. degree as Rufus Choate Scholar with magna cum laude honors. Mr. Montgomery is currently a board member of and Chair of the Audit Committee for Dreamworks Animation. We believe that Mr. Montgomery’s experience overseeing a media and technology investment banking business gives him a unique and valuable insight regarding the Internet and other emerging media businesses. Additionally, we believe Mr. Montgomery’s prior operational experience will be valuable to our Board and his experience serving as the Chair of Dreamworks Animation’s Audit Committee will be valuable to our Audit Committee.

The Board Of Directors Recommends A Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office

Set forth below is information regarding each of the continuing directors of Synacor, including his age as of March 26, 2013, the period during which he has served as a director, and certain information as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

Continuing Directors—Term Ending in 2014

Ronald N. Frankel, age 56, has served as a member of our Board of Directors and as our President and Chief Executive Officer since April 2001. Prior to joining us, Mr. Frankel served as Chief Executive Officer of Perks.com, Inc. from 1998 to 2001. From 1994 to 1998 Mr. Frankel served as President of MGM Interactive, the interactive division of Metro-Goldwyn-Mayer Studios Inc. From 1993 to 1994, Mr. Frankel served as Senior Vice President of Marketing and Sales at Kenfil Distribution. From 1988 to 1991, Mr. Frankel served in several executive positions at Softview, Inc., lastly as Senior Vice President of Marketing and Sales. Mr. Frankel attended the University of California at Berkeley and received a J.D. from the University of Southern California Law Center. We believe it is appropriate and desirable for our Chief Executive Officer to serve on our Board. Additionally, we believe Mr. Frankel’s extensive leadership experience at the Company provides our Board with useful insights with respect to management and operations.

Gary L. Ginsberg, age 50, has been a member of our Board of Directors since December 2011. Mr. Ginsberg has been the Executive Vice President of Corporate Marketing and Communications at Time Warner Inc. since February 2010. From 1999 through late 2009, Mr. Ginsberg served as the Executive Vice President in various capacities at News Corporation. Mr. Ginsberg has also been a managing director at the strategic consulting firm Clark & Weinstock, a senior editor and counsel at George, the magazine, a former Assistant Counsel to President Clinton, and an attorney with Simpson Thacher & Bartlett LLP. Mr. Ginsberg holds an A.B. from Brown University and a J.D. from Columbia University School of Law. Mr. Ginsberg is a member of the boards of directors of the John F. Kennedy Library Foundation, the Newseum, New Visions for Public Schools and New York Cares. In the past five years, Mr. Ginsberg has served on the boards of directors of Vringo, Inc. and Audible, Inc. and on the audit committee of Audible, Inc. We believe Mr. Ginsberg’s significant and high-level experience in the media industry enables him to bring valuable operational and management experience to our Board and provides our Board with a unique insight into potential partnerships with companies in the media industry.

Continuing Directors—Term Ending in 2015

Andrew Kau, age 51, has been a member of our Board of Directors since December 2000. Prior to that period, Mr. Kau served as a director of MyPersonal.com, Inc., one of our predecessor companies, from September 1999 until its acquisition by Chek, Inc. to form Synacor. Mr. Kau has been a managing director at Walden International since 1994. From 1992 to 1994, Mr. Kau was President of Chemical Technologies Ventures. Mr. Kau was a management consultant at Strategic Planning Associates, LLC from 1991 to 1992 and at Booz, Allen and Hamilton Inc. from 1985 to 1987. From 1983 to 1985, Mr. Kau was a research scientist at Systems Planning Corporation. Mr. Kau holds a Sc.B. in Electrical Engineering from Brown University and an M.B.A. from the University of Virginia. We believe Mr. Kau’s experience as a venture capital investor enables him to bring significant technology knowledge to our Board. Additionally, Mr. Kau’s lengthy history on our Board enables him to provide essential leadership to the Board on corporate governance and operational matters.

Jordan Levy, age 57, has been a member of our Board of Directors since October 2001 and has served as Chairman of the Board since October 2007. Mr. Levy has been a general partner at Softbank Capital since June 2005. In October 1999, Mr. Levy co-founded Seed Capital Partners LLC and was a managing partner there until May 2005. In July 2007, he was appointed Chairman of the Erie Canal Harbor Development Corporation. From 2004 through 2009 Mr. Levy served on the board of directors of Lorex Technology Inc., a publicly-held company. Mr. Levy holds a B.A. in Political Science from the State University of New York at Buffalo. We believe Mr. Levy’s service on the boards of directors of other public companies and his lengthy history on our Board give him a strong understanding of his role as a member of our Board and enables him to provide essential strategic and corporate governance leadership to the Board. Additionally, Mr. Levy’s experience as a venture capital investor, including at the seed stage, enables him to bring significant technology experience to our Board.

CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors is currently composed of six members. Messrs. Fawaz, Ginsberg, Kau, Levy and Montgomery qualify as independent directors in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. The directors hold office until their successors have been duly elected and qualified or their earlier death, resignation, retirement, disqualification or other removal.

Board Leadership Structure

We currently have separate individuals serving as Chairman of our Board of Directors and as our principal executive officer. Mr. Levy has served as Chairman of our Board of Directors since October 2007 and Mr. Frankel has served as our President and Chief Executive Officer since April 2001. Under our Corporate Governance Guidelines the positions of Chairman and Chief Executive Officer should be separate, and the Chairman should be selected from the non-employee directors. Separating the positions of Chief Executive Officer and Chairman of the Board of Directors allows our President and Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board of Directors to lead the Board in its fundamental role of providing independent advice to and oversight of management. The Board believes that having an independent director serve as Chairman of the Board of Directors is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance. Because we have separate individuals serving as Chairman of our Board of Directors and as our principal executive officer, we do not have a lead independent director because the responsibilities of a lead independent director are discharged by the Chairman of our Board of Directors.

Risk Oversight Management

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management, and our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management and independent auditors. The Board’s and Audit Committee’s oversight roles are supported by management reporting processes that are designed to provide the Board and the Audit Committee visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and its Committees

Our independent directors periodically meet in executive sessions at which only independent directors are present. The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The following table provides membership information for each of the Board committees as of March 26, 2013:

Name	Audit	Compensation	Corporate Governance and Nominating
Marwan Fawaz (1)	X
Ronald N. Frankel
Gary L. Ginsberg (2)		X*
Andrew Kau (3)		X	X
Jordan Levy (4)	X	X	X*
Michael J. Montgomery (5)	X*		X

Notes:

*	Denotes committee chair as of March 26, 2013.
(1)	Mr. Fawaz was appointed to the Audit Committee effective immediately prior to the consummation of our initial public offering.
(2)	Mr. Ginsberg was appointed to the Compensation Committee effective immediately prior to the consummation of our initial public offering. Mr. Ginsberg was appointed chair of the Compensation Committee effective as of February 13, 2013.
(3)	Mr. Kau resigned as chair of the Corporate Governance and Nominating Committee effective immediately prior to the consummation of our initial public offering, but continues to serve as a member of the Corporate Governance and Nominating Committee. Mr. Kau resigned as chair of the Compensation Committee effective as of February 13, 2013, but continues to serve as a member of the Compensation Committee.
(4)	Mr. Levy was appointed chair of the Corporate Governance and Nominating Committee effective immediately prior to the consummation of our initial public offering, but served as a member of the Corporate Governance and Nominating Committee prior to being appointed chair.
(5)	Mr. Montgomery was appointed to the Audit Committee as chair and was appointed to the Corporate Governance and Nominating Committee as a member, in each case effective immediately prior to the consummation of our initial public offering.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each of the Audit, Compensation and Corporate Governance and Nominating Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Synacor. Each committee of the Board of Directors has a written charter approved by the Board of Directors. Copies of each charter are posted on our website at http://www.synacor.com in the Investor Relations section.

Audit Committee

The Audit Committee of our Board of Directors, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and procedures and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee has oversight for our code of business conduct and is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, federal securities laws (including any rules or regulations thereunder), the disclosures we are required to make to our stockholders as a public company and any other securities matters related to our code of business conduct, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or securities laws matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our Audit Committee also is responsible for reviewing and approving all related party transactions in accordance with our related party transactions approval policy.

The current members of the Audit Committee are Messrs. Fawaz, Levy and Montgomery, each of whom is independent for Audit Committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Montgomery currently chairs the Audit Committee. The Audit Committee met six times during the fiscal year ended December 31, 2012.

The Board of Directors has determined that Mr. Montgomery is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation does not impose on Mr. Montgomery any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee and the Board of Directors.

Compensation Committee

The purpose of the Compensation Committee of our Board of Directors is to assist our Board of Directors with certain responsibilities relating to executive compensation policies and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and, subject to review by the Board, determining our Chief Executive Officer’s compensation. In consultation with our Chief Executive Officer, it also, subject to review by the Board, determines the compensation of our other executive officers. In addition, our Compensation Committee administers our equity compensation plans and has the authority to grant equity awards and approve modifications of such awards under our equity compensation plans, subject to the terms and conditions of any equity award policy adopted by our Board of Directors. Our Compensation Committee also reviews and approves various other compensation policies and matters.

The current members of our Compensation Committee are Messrs. Ginsberg, Kau and Levy. Mr. Ginsberg currently chairs the Compensation Committee. Each of Messrs. Ginsberg, Kau and Levy is an “independent director” under the applicable rules and regulations of Nasdaq, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986. Additionally, we believe that each of Messrs. Ginsberg, Kau and Levy will qualify as an “independent director” under the rules and regulations of Nasdaq which will become effective in 2014. The Compensation Committee met ten times during the fiscal year ended December 31, 2012.

Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Frederic W. Cook & Co. as its independent compensation consultant. The consultant provides the committee with data about the compensation paid by a peer group of companies and other companies that may compete with us for executives, and develops recommendations for structuring our compensation programs. The consultant is engaged solely by the Compensation Committee and does not provide any services directly to the Company or its management.

The Compensation Committee has assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, Messrs. Ginsberg, Kau, Levy and Tzeng each served on the Compensation Committee of our Board of Directors; however Mr. Tzeng resigned from the Board of Directors and all committee memberships effective immediately prior to the consummation of our initial public offering. None of these individuals is currently or has been at any time one of our officers or employees. None of our executive officers has ever served as a member of the board of directors or compensation committee (or committee serving a similar function) of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board of Directors oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board of Directors, and evaluates the performance of our Board of Directors and individual directors. Our Corporate Governance and Nominating Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board of Directors concerning corporate governance matters.

The current members of our Corporate Governance and Nominating Committee are Messrs. Kau, Levy and Montgomery, each of whom is independent under the listing standards of Nasdaq. Mr. Levy currently chairs the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2012.

The Corporate Governance and Nominating Committee believes that members of the Board of Directors should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Corporate Governance and Nominating Committee also considers such other guidelines and various and relevant career experience, relevant skills, such as an understanding of the telecommunications and high-speed Internet provider industries, financial expertise, diversity and local and community ties. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors our Corporate Governance and Nominating Committee considers in conducting its assessment of director nominees. We view diversity expansively to include those attributes that we believe will contribute to a Board of Directors that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide the Company and its strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of the Board of Directors. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors.

In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee also reviews such directors’ overall performance during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors’ independence.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Corporate Governance and Nominating Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Corporate Governance and Nominating Committee, pursuant to the Company’s Corporate Governance Guidelines, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and should include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to the Board of Directors;

•	The director candidate’s written consent to (A) if selected, be named in the Company’s proxy statement and proxy and (B) if elected, serve on the Board of Directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Meetings of the Board of Directors

The Board of Directors met ten times during the fiscal year ended December 31, 2012. During the fiscal year ended December 31, 2012, each director then in office attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

Code of Business Conduct

The Board of Directors has adopted a code of business conduct. The code of business conduct applies to all of our employees, officers and directors. The full text of our code of business conduct is posted on our website at http://www.synacor.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of business conduct, or waivers of these provisions, at the same location on our website identified above and also in public filings.

Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors, either generally or with a particular director, by writing to the following address:

The Board of Directors

c/o Corporate Secretary

Synacor, Inc.

40 La Riviere Drive, Suite 300

Buffalo, NY 14202

Each such communication should set forth (i) the name and address of such stockholder, as they appear on the Company’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner.

The person receiving such stockholder communication shall, in consultation with appropriate members of the Board of Directors as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board of Directors and the Company.

Attendance at Annual Meeting of Stockholders by the Board of Directors

We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders. Directors are encouraged, but not required, to attend the annual meeting of stockholders. Messrs. Levy and Frankel attended our 2012 Annual Meeting of Stockholders in person.

Compensation of Directors

Prior to our initial public offering in February 2012, our directors received no compensation, except that we paid Mr. Levy $25,000 per year in cash (pro-rated for the period prior to our initial public offering). In November 2011, our Board of Directors approved a non-employee director compensation program to be effective following the closing of our initial public offering that consisted of an annual cash retainer (paid quarterly) and stock option grants (in addition to reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings). Under the stock option portion of the program, non-employee directors received an initial stock option grant of up to 50,000 shares, to be granted at the first Board meeting occurring on or following such director’s initial election to our Board of Directors, as well as a stock option grant of 5,000 shares to be granted at our annual meeting. All such options vest over four years of service, with 25% vesting after completion of one year of service and the remainder vesting monthly over an additional three years of service. In addition, in the event of our change of control or the director’s death, disability or retirement at or after age 65, any unvested option shares will fully vest. The annual cash retainer amounts payable to our non-employee directors for service after our initial public offering are as follows:

•	Board member: $35,000;

•	Non-employee chairman of the Board: $35,000;

•	Audit committee member: $7,500;

•	Audit committee chair: $15,000;

•	Compensation committee member: $6,500;

•	Compensation committee chair: $12,500;

•	Nominating and corporate governance committee member: $3,500; and

•	Nominating and corporate governance committee chair: $7,500.

The following table sets forth the total compensation earned by each person who served as a director during the fiscal year ended December 31, 2012, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)(4)	Total ($)
Jordan Levy	84,375	31,900	116,275
Marwan Fawaz	37,947	31,900	69,847
Gary L. Ginsberg	37,054	31,900	68,954
Andrew Kau	45,536	31,900	77,436
Thomas W. Keaveney	—	—	—
Michael J. Montgomery	47,768	31,900	79,668
Mark Morrissette	—	—	—
Joseph Tzeng	—	—	—

Notes:

(1)

The fees earned or paid in cash to our directors in fiscal 2012 are based on the compensation policy set forth above, pro-rated for the number of days during which we were a publicly traded company (and, for

Mr. Levy, for the period prior to our initial public offering). Messrs. Keaveney, Morrissette and Tzeng resigned immediately prior to the consummation of our public offering and did not receive any compensation in connection with their service during fiscal 2012.
(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the Notes to the Financial Statements included in our Annual Report on Form 10-K filed on March 26, 2013 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(3)	As of December 31, 2012, the above-listed directors held outstanding options to purchase the following number of shares of our common stock: Jordan Levy (102,500), Marwan Fawaz (55,000), Gary Ginsberg (55,000), Andrew Kau (55,000), Thomas W. Keaveney (0), Michael Montgomery (55,000), Mark Morrissette (0), and Joseph Tzeng (0). As described above, Messrs. Keaveney, Morrissette and Tzeng resigned immediately prior to the consummation of our public offering and did not receive any compensation in connection with their service during fiscal 2012.
(4)	Reflects an option to purchase 5,000 shares of our common stock granted the director on May 24, 2012, at an exercise price of $11.14 per share. The option vests over four years of service beginning June 1, 2012, with 25% upon completion of 12 months of service and in 36 equal monthly installments thereafter. The option will vest in full upon a change of control, death, total and permanent disability or retirement at or after age 65.

On March 11th, 2013 our Board of Directors approved a change in the equity compensation portion of our non-employee director compensation program. The equity compensation award to newly-elected directors remains unchanged (as described above, non-employee directors receive an initial stock option grant of up to 50,000 shares, to be granted at the first Board meeting occurring on or following such director’s initial election to our Board of Directors). Effective immediately following our annual stockholders meeting in 2013, each non-employee director who is reelected to the Board, will receive a stock option grant of up to 30,000 shares, to be granted at the first Board meeting occurring on or following such director’s reelection, to our Board of Directors, and an annual stock option grant of up to 15,000 shares granted at the time of our annual stockholders’ meeting in each of the following two years if he or she continues to serve on our Board of Directors. All such options vest over four years of service, with 25% vesting after completion of one year of service and the remainder vesting monthly over an additional three years of service. In addition, in the event of our change of control or the director’s death, disability or retirement at or after age 65, any unvested option shares will fully vest. No change was made to the cash portion of our director compensation program or our policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Our Board of Directors based its decision to change the equity compensation portion of our non-employee director compensation program on a recommendation from its compensation committee, which itself considered, among other matters, a report from the compensation consulting firm of Frederic W. Cook that concluded that the value of the equity compensation received by our non-employee directors was below the median for companies in our peer group.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since Synacor’s fiscal year 2006. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal.”

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees we paid to Deloitte & Touche LLP, our independent registered public accounting firm, for professional services provided during our fiscal years ended December 31, 2012 and December 31, 2011:

	Fiscal 2012	Fiscal 2011
	(In thousands)
Audit fees (1)	$375	$258
Audit-related fees (2)	4	593
Tax fees	—	—
All other fees	—	—

Total fees	$379	$851

Notes:

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are normally provided by Deloitte &Touche LLP in connection with regulatory filings or engagements.
(2)	Audit-related fees relate to assurance and related services that are reasonably related to the audit or review of our financial statements. The amount for fiscal 2011 includes fees for services rendered related to our initial public offering.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte & Touche LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Deloitte & Touche LLP or on an individual case-by-case basis before Deloitte & Touche LLP is engaged to provide a service. All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm’s independence.

The Board Of Directors Recommends A Vote “FOR” The Ratification Of The Appointment of

Deloitte & Touche LLP As Synacor’s Independent Registered Public Accounting Firm For

Its Fiscal Year Ending December 31, 2013.

Audit Committee Report

The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Montgomery is an audit committee financial expert as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.

The Company’s management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (“10-K”).

The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP the audited financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB AU Section 380, Communication with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other PCAOB Rules and Standards. In addition, we received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and discussed Deloitte & Touche LLP’s independence with them. Upon completing these activities, the Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Marwan Fawaz

Jordan Levy

Michael J. Montgomery

PROPOSAL 3

APPROVAL OF THE SYNACOR, INC. SPECIAL PURPOSE RECRUITMENT PLAN

We are asking our stockholders to approve a new stock plan, the Special Purpose Recruitment Plan (the “Recruitment Plan”), from which we would grant equity compensation awards to newly-hired employees. Our Board of Directors approved, subject to stockholder approval, the Recruitment Plan in April 2013 and reserved 1,000,000 shares of our common stock for issuance. The Recruitment Plan will supplement our existing 2012 Equity Incentive Plan, from which we grant awards to our employees, directors and consultants.

Background. We provide equity compensation to our employees as an incentive to increase long-term stockholder value. We believe that equity awards should be a key part of employee compensation, that equity awards promote employee attention to the importance of running the business with a focus on revenue growth and profitability, and that equity awards enable us to compete effectively for the best talent in the industry.

We currently provide stock-based compensation to our employees, directors and consultants under our 2012 Equity Incentive Plan (the “2012 Plan”), previously approved by our Board of Directors and stockholders. We typically grant stock options to new employees as part of their compensation packages at the time we hire them, and we expect to grant equity awards each year to continuing employees as part of our annual compensation cycle. As of March 26, 2013, there are 1,156,236 shares of our Common Stock available for grants under the 2012 Plan.1 While we anticipate that the number of shares available under the 2012 Plan is sufficient for our periodic equity incentive awards, it does not fully account for the equity awards we intend to grant to new hires over the next two years due to changes in our hiring needs.

Our Board of Directors believes that our future success depends in part on our ability to attract, retain and motivate highly qualified employees, and that our ability to provide equity-based incentive awards is critical to achieving this success. Due to the expansion of our business, our hiring needs have changed beyond what was anticipated when the 2012 Plan was approved and shares were reserved under the 2012 Plan. In particular, we need a greater number of developers, programmers and technology experts. It has been difficult to find the necessary number of these candidates in Buffalo, New York. As a result, we plan to hire them in our offices in Boston, Massachusetts and Toronto, Ontario, where there is a greater number of these candidates, but where the competition among employers to hire them is also greater. We would be at a competitive disadvantage, and our efforts to expand and recruit high caliber employees would be hindered, if we could not use equity-based awards to recruit and compensate these new employees. For these reasons, among others, our Board of Directors has determined that adopting a special purpose recruitment plan to support these business initiatives is in the best interests of the Company and our stockholders, and in order to provide for these equity awards, our Board of Directors, in adopting the Recruitment Plan, reserved 1,000,000 shares for issuance pursuant to the Recruitment Plan. A copy of the Recruitment Plan is attached to this Proxy Statement as Appendix A.

When considering the amount of shares of Common Stock to reserve for issuance pursuant to the Recruitment Plan, the Board of Directors considered a number of factors, including: our anticipated future hiring requirements to support our business needs; the number of shares available now and in the future under the 2012 Plan relative to our annual compensation needs; and our historical equity grant practices. The Compensation Committee engaged our outside consultant Frederic W. Cook to complete a study of our option needs over the next two years to support our business initiatives. Based on our expected recruitment needs over the next two years, they determined that we would need approximately one million shares in addition to those available under

[1]

In addition, the number of shares reserved for issuance under the 2012 Plan is increased automatically on January 1 of each fiscal year by a number equal to the smallest of (a) 4% of the shares of Common Stock outstanding at that time, (b) 1,250,000 shares of our Common Stock or (c) a lesser number of shares determined by our Board of Directors. The 2012 Plan also provides that shares subject to awards outstanding under our 2000 Stock Plan or 2006 Stock Plan (3,334,609 shares as of March 26, 2013) that are forfeited or lapse without shares being issued will be available for future awards granted under the 2012 Plan.

the 2012 Plan over the next two years for awards to current employees, directors and consultants and the anticipated future employees. In addition, in approving the Recruitment Plan, our Board of Directors considered the fact that the issuance of shares of Common Stock upon vesting of equity awards granted pursuant to this new plan could have a dilutive impact on our earnings per share and book value per share. The Board of Directors also considered alternative means of obtaining sufficient shares for making equity grants to support our changing business needs, but ultimately determined that adopting the Recruitment Plan to supplement our existing 2012 Plan was currently the best means for granting equity-based incentives to new hires.

Approval of the Recruitment Plan requires the affirmative vote of the holders of a majority of the shares of our Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal.”

If stockholders do not approve the Recruitment Plan, our ability to attract, retain, motivate and reward new hires, a key component of increasing long-term stockholder value, will be severely limited, and we will have to find alternate methods of attracting, compensating and motivating new employees, including by increasing cash compensation and/or by granting equity awards without stockholder approval under the exception to Nasdaq’s stockholder approval requirements for “inducement awards” to new employees.

Summary of the Recruitment Plan

The following paragraphs provide a summary of the principal features of the Recruitment Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Recruitment Plan, which is attached hereto as Appendix A. Capitalized terms that are not defined have the meanings set forth in the Recruitment Plan.

Purpose of the Recruitment Plan

The purpose of the Recruitment Plan is to promote our long-term success and the creation of stockholder value by attracting and retaining newly-hired employees with exceptional qualifications, encouraging newly-hired employees to focus on critical long-range corporate objectives and more directly linking the interests of our newly-hired employees to our stockholders’ interests through increased stock ownership. Without the Recruitment Plan, our Board of Directors believes that our ability to compensate all of our employees, both newly-hired and current, might be constrained and we might not be able to continue to hire and retain the high caliber talent our business needs.

Types of Award. Our Recruitment Plan provides for the following types of awards (“Awards”):

•	incentive and nonstatutory stock options to purchase shares of our Common Stock;

•	stock appreciation rights;

•	restricted shares of our Common Stock; and

•	stock units.

Administration. Our Board of Directors appointed the compensation committee of our Board of Directors to administer the Recruitment Plan. The committee has the complete discretion to make all decisions relating to the plan and outstanding awards.

Eligibility. If the Recruitment Plan is approved by our stockholders, newly-hired employees, including officers and employees of our subsidiaries, will be eligible for a one-time award under our Recruitment Plan in connection with the commencement of their employment with us.

Share Reserve. We have reserved 1,000,000 shares of our Common Stock for issuance under the Recruitment Plan. This amount was reserved after consideration of the factors described in the “Background” section of this Proposal 3. We intend for this share reserve to be sufficient for awards to newly-hired employees over a period of approximately two years. To the extent that options, stock appreciation rights or stock units issued under the Recruitment Plan are forfeited or expire before being exercised or settled in full, the shares of stock subject to such award will again be available for issuance under the Recruitment Plan. If stock appreciation rights are exercised or stock units settled, then only the number of shares (if any) actually issued to the participant in settlement of such stock appreciation rights or stock units will reduce the number available under the Recruitment Plan and the balance shall again become available for issuance under the Recruitment Plan. If shares issued upon the exercise of options are reacquired by us pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such shares will again be available for issuance under the Recruitment Plan. Shares of Common Stock applied to pay the exercise price of options or to satisfy tax withholding obligations related to any award will again be available for issuance under the Recruitment Plan. To the extent that an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance under the Recruitment Plan.

Adjustment. All share numbers described in this summary of the Recruitment Plan (including exercise prices for options and stock appreciation rights) are automatically adjusted in the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock.

Options and Stock Appreciation Rights. The exercise price for options granted under the Recruitment Plan may not be less than 100% of the fair market value of our Common Stock on the option grant date. Optionees may pay the exercise price by using:

•	cash or cash equivalents;

•	shares of Common Stock that the optionee already owns;

•	an immediate sale of the option shares through a broker approved by us;

•	a promissory note, if permitted by applicable laws;

•	withholding of option shares; or

•	any other method permitted by applicable law that the compensation committee approves.

All forms of payment other than cash require the consent of the compensation committee.

A participant who exercises a stock appreciation right receives the increase in value of our Common Stock over the exercise price. The exercise price for stock appreciation rights may not be less than 100% of the fair market value of our Common Stock on the grant date. The settlement value of a stock appreciation right may be paid in cash or shares of Common Stock, or a combination of both at the discretion of the compensation committee. Options and stock appreciation rights vest at the time or times determined by the compensation committee. Options and stock appreciation rights also expire at the time determined by the compensation committee. They generally expire earlier if the participant’s service terminates earlier.

Restricted Shares and Stock Units. Restricted shares and stock units may be awarded under the Recruitment Plan in return for any lawful consideration, and participants who receive restricted shares or stock units generally are not required to pay for their awards in cash. In general, these awards will be subject to vesting. Vesting may be based on length of service, the attainment of performance-based milestones, or a combination of both, as determined by the compensation committee. Settlement of vested stock units may be made in the form of cash, shares of Common Stock, or a combination of both.

Change of Control. The compensation committee may determine, at the time of grant or thereafter, that options or stock appreciation rights granted under the Recruitment Plan will continue following the change of control, be assumed or substituted for by the surviving entity or be cancelled in exchange for a payment equal to the difference between the fair market value of the shares subject to the option or stock appreciation right (whether or not vested) and the exercise price of the option or stock appreciation right. The compensation committee may determine, at the time of grant or thereafter, that restricted shares or stock units granted under the Recruitment Plan will continue following the change of control, be assumed or substituted for by the surviving entity or accelerate and, in the case of stock units, be cancelled in exchange for a payment equal to the fair market value of such stock unit. Awards may also be subject to accelerated vesting or exercisability in the event of a reorganization, as described below.

A change of control includes:

•	a merger or consolidation after which our stockholders own less than 50% of the surviving corporation or its parent;

•	a sale, transfer or other disposition of all or substantially all of our assets;

•	a proxy contest that results in the replacement of more than 50% of our directors over a 24-month period; or

•

an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Synacor (such as a holding company owned by our stockholders or a trustee or other fiduciary holding securities under an employee benefit plan of ours or of our parent or of a subsidiary of ours).

Reorganizations. If we experience a merger or consolidation, awards granted under the Recruitment Plan will be subject to the merger or consolidation agreement, which may provide that the awards are continued, assumed, substituted with awards that have substantially the same terms, become fully exercisable with respect to options and stock appreciation rights and fully vested with respect to shares underlying such options and stock appreciation rights; or cancellation of outstanding options, stock appreciation rights and stock units in exchange for a cash payment (which payment may be deferred until the options, stock appreciation rights or stock units would have become exercisable or common shares underlying them would have become vested).

Amendments or Termination. Our Board of Directors may amend or terminate the Recruitment Plan at any time. If our Board of Directors amends the plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law, regulation or rule. The Recruitment Plan will continue in effect for two years from the date approved by our stockholders, unless our Board of Directors decides to terminate the plan earlier.

New Plan Benefits

No Awards have been granted, and no specific plans have been made for the grant of future Awards, under the Recruitment Plan. The grant of Awards will be at the discretion of the compensation committee of our Board of Directors and therefore cannot be determined in advance. Since only newly-hired employees are eligible for Awards under the Recruitment Plan, our current executive officers and non-executive directors are not eligible to receive Awards under the Recruitment Plan and would not have been eligible to receive Awards under the Recruitment Plan if it had been effective in fiscal year 2012. During fiscal year 2012, we granted options to purchase 622,400 shares of common stock having a weighted average exercise price of $7.45 to 85 newly-hired employees under our 2012 Plan, however, the employees who received these stock option grants were not necessarily hired to work on the new business initiatives for which the Recruitment Plan is being implemented.

Certain Federal Income Tax Consequences

Options. The grant of an option under the Recruitment Plan will generally not give rise to any tax consequences for the participant or for us.

Incentive Stock Options. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares for at least two years after the date of grant and one year after the date of exercise (the “holding period requirement”). We will not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. Generally, if a participant is our employee or an employee of our subsidiary from the date the incentive stock option is granted through a date within three months before the date of exercise of the option but the participant has not satisfied the holding period requirement described above, the participant will recognize ordinary income upon the disposition of the Common Stock equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Nonqualified Stock Options. Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation rights, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Stock Appreciation Rights. There are generally no immediate tax consequences of receiving an award of stock appreciation rights under the Recruitment Plan. Upon exercising a stock appreciation right, a participant will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Restricted Stock. A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of Common Stock subject to the award on the award date. Assuming compliance with the applicable tax withholding and reporting requirements, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Restricted Stock Units. The grant of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the Common Stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Recruitment Plan. Different tax rules may apply to specific participants and transactions under the plan, particularly in jurisdictions outside the United States.

The Board Of Directors Recommends A Vote “FOR” Approval Of The Synacor, Inc. Special Purpose Recruitment Plan

EXECUTIVE OFFICERS

The names of the executive officers of Synacor who are not also directors of Synacor and certain information about each of them as of March 26, 2013 are set forth below:

William J. Stuart, age 61, has served as our Chief Financial Officer since August 2011. From 2006 to 2011, Mr. Stuart served as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary for Avici Systems, Inc. (now Soapstone Networks, Inc.), or Soapstone, a publicly-held company. He also served as Soapstone’s President and on Soapstone’s board of directors from 2009 to 2011. From 2001 to 2006, Mr. Stuart was a partner at Still River Fund, a Boston-based venture capital firm. He has previously served as chief financial officer of the publicly-held Telco Systems (acquired by World Access, Inc.) as well as three privately-held technology companies. Mr. Stuart has a B.A. from Boston College and an M.B.A. from Northeastern University.

Scott A. Bailey, age 45, has served as our Chief Operating Officer since October 2010. From 2007 to 2010, Mr. Bailey served as Senior Vice President and General Manager at Comcast.net, a division of Comcast Corporation, or Comcast. Prior to Comcast, from 2001 to 2007, Mr. Bailey served as Vice President and General Manager at Turner Sports Interactive, a division of Turner Broadcasting, where he managed a portfolio of web properties including NASCAR.com, PGATOUR.com and PGA.com. Mr. Bailey has a B.A. from Bowling Green State University.

George G. Chamoun, age 38, has served as our Executive Vice President of Sales and Marketing since June 2009. From our acquisition of MyPersonal in December 2000 to June 2009, Mr. Chamoun served as our Senior Vice President of Client Services. Mr. Chamoun was co-founder of Chek and served as its President from January 1998 until such acquisition. Mr. Chamoun holds a B.A. in Political Science from the State University of New York at Buffalo.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of March 26, 2013 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 26, 2013 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 27,302,344 shares of common stock outstanding on March 26, 2013 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
Entities associated with Walden International (1)	3,875,138	14.2%
Entities associated with Advantage Capital (2)	2,180,971	8.0%
Directors and Named Executive Officers
Ronald N. Frankel (3)	1,774,823	6.4%
Marwan Fawaz (4)	55,000	0.2%
Gary L. Ginsberg (5)	55,000	0.2%
Andrew Kau (6)	3,930,138	14.4%
Jordan Levy (7)	281,713	1.0%
Michael J. Montgomery (8)	115,000	0.4%
Scott Bailey (9)	430,278	1.6%
George Chamoun (10)	600,865	2.2%
All current directors and executive officers as a group (9 persons) (11)	7,497,577	25.7%

Notes:

(1)

Represents 70,846 shares held by Pacven Walden Ventures IV Associates Fund, L.P. (“Pacven IV Associates Fund”), and 3,804,292 shares held by Pacven Walden Ventures IV, L.P. (“Pacven IV”). The general partner of Pacven IV Associates Fund and Pacven IV is Pacven Walden Management II, L.P. (“Pacven Management II”). The general partner of Pacven Management II is Pacven Walden Management Co., Ltd. (“Pacven Walden Management”). Lip-Bu Tan is the sole director of Pacven Walden Management and he shares voting and investment power with respect to the shares held by Pacven IV and Pacven IV Associates Fund with the other members of the investment committee of Pacven Walden Management. Each of Lip-Bu Tan, Andrew Kau (who is also a member of our Board of Directors), Hock Voon Loo and Brian

Chiang is a member of the investment committee of Pacven Walden Management. The address for entities associated with Walden International is One California Street, Suite 2800, San Francisco, CA 94111. These amounts are based on the Schedule 13G filed on February 14, 2013 by Pacven IV.
(2)	Represents 1,759,841 shares held by Advantage Capital New York Partners I, L.P. (“Advantage I”) and 421,130 shares held by Advantage Capital New York Partners II, L.P. (“Advantage II”). The sole general partner of Advantage I is Advantage Capital New York GP-I, LLC (“Advantage GP I”), and the sole general partner of Advantage II is Advantage Capital New York GP-II, LLC (“Advantage GP II”). Advantage GP I and Advantage GP II, in their respective capacities as general partner of Advantage I and Advantage II, exercise investment discretion and control of the shares beneficially owned by Advantage I and Advantage II. Steven T. Stull and Scott A. Zajac hold all of the ownership interests, including voting interests, of Advantage GP I and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage I. Steven T. Stull and Maurice E. Doyle hold all of the ownership interests, including voting interests, of Advantage GP II and, therefore, may be deemed to have voting and investment power with respect to the shares held of record by Advantage II. The address for entities associated with Advantage Capital Partners is 909 Poydras Street, Suite 2230, New Orleans, LA 70112. These amounts are based on the Schedule 13G/A filed on February 8, 2013 by Steven T. Stull.
(3)	Represents 1,177,218 shares held or beneficially owned by Mr. Frankel and 597,605 shares issuable upon exercise of stock options issued to Mr. Frankel and exercisable within 60 days of March 26, 2013, 254,255 of which shares remained subject to vesting as of March 26, 2013. The shares set forth in the table do not include 30,120 shares issuable upon exercise of stock options granted to Mr. Frankel on August 16, 2011, which become exercisable after December 31, 2013.
(4)	Represents 55,000 shares issuable upon exercise of stock options issued to Mr. Fawaz and exercisable within 60 days of March 26, 2013, 39,375 of which shares remained subject to vesting as of March 26, 2013.
(5)	Represents 55,000 shares issuable upon exercise of stock options issued to Mr. Ginsberg and exercisable within 60 days of March 26, 2013, 39,375 of which shares remained subject to vesting as of March 26, 2013.
(6)	Includes 55,000 shares issuable upon exercise of stock options issued to Mr. Kau and exercisable within 60 days of March 26, 2013, 5,000 of which shares remained subject to vesting as of March 26, 2013. See footnote (1) regarding Mr. Kau’s relationship with Walden International. The address for Mr. Kau is c/o Walden International, 361 Lytton Avenue, 2nd Floor, Palo Alto, CA 94301.
(7)	Represents 179,213 shares held or beneficially owned by Mr. Levy and 102,500 shares issuable upon exercise of stock options issued to Mr. Levy and exercisable within 60 days of March 26, 2013, 33,725 of which shares remained subject to vesting as of March 26, 2013.
(8)	Represents 60,000 shares held or beneficially owned by Mr. Montgomery and 55,000 shares issuable upon exercise of stock options issued to Mr. Montgomery and exercisable within 60 days of March 26, 2013, 40,417 of which shares remained subject to vesting as of March 26, 2013.
(9)	Represents 15,000 shares held or beneficially owned by Mr. Bailey and 415,278 shares issuable upon exercise of stock options issued to Mr. Bailey and exercisable within 60 days of March 26, 2013, 231,946 of which shares remained subject to vesting as of March 26, 2013. The shares set forth in the table do not include 34,722 shares issuable upon exercise of stock options granted to Mr. Bailey on November 18, 2010, which become exercisable after December 31, 2013.
(10)	Represents 277,501 shares held or beneficially owned by Mr. Chamoun and 323,364 shares issuable upon exercise of stock options issued to Mr. Chamoun and exercisable within 60 days of March 26, 2013, 152,860 of which shares remained subject to vesting as of March 26, 2013. The shares set forth in the table do not include 9,640 shares issuable upon exercise of stock options granted to Mr. Chamoun on August 16, 2011, which become exercisable after December 31, 2013.
(11)	Includes 1,898,507 shares issuable upon exercise of stock options exercisable within 60 days of March 26, 2013, 942,963 of which shares remained subject to vesting as of March 26, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock.

The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year, except that (1) Mr. Levy filed late a report on Form 4 with respect to 2,100 shares acquired by his spouse in an IRA account in February 2012, and (2) Mr. Levy failed to file a Form 4 with respect to 610 shares he acquired directly from a distribution of shares of the Company held by Chek Ventures LLC (the “Chek 1 Shares”) and with respect to 833 shares acquired directly by JoRon Management LLC (of which Mr. Levy is one of two managers) from a distribution of shares of the Company held by Chek Ventures II LLC (the “Chek 2 Shares”). On February 14, 2013, Mr. Levy filed a Form 5 to report acquiring beneficial ownership of the Chek 1 Shares and the Chek 2 Shares. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Synacor is an “emerging growth company,” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Summary of Named Executive Officer Compensation set forth below with our management. Based on its review and discussions, the committee recommended to the Board of Directors that the Summary of Named Executive Officer Compensation be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Gary L. Ginsberg

Andrew Kau

Jordan Levy

Summary Compensation Table

The following table provides information concerning the compensation paid to our “principal executive officer” and our next two most highly compensated executive officers during our 2012 and 2011 fiscal years. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)		Total ($)
Ronald N. Frankel	2012	350,000	65,000	(1)	717,500	245,000	22,379	(2)	1,399,879
President & Chief	2011	322,583	87,835	(3)	290,500	284,375	21,325	(2)	1,006,618
Executive Officer

Scott A. Bailey	2012	350,000	—		410,000	175,000	—		935,000
Chief Operating Officer	2011	325,000	42,939	(4)	—	203,125	—		571,064

George G. Chamoun	2012	300,000	—		410,000	210,000	—		920,000
Executive Vice President	2011	238,191	50,000	(5)	166,000	150,048	—		604,239
of Sales and Marketing

Notes:

(1)	Represents a one-time bonus to Mr. Frankel to reward him for completing our initial public offering.
(2)	Represents medical benefits paid to or on behalf of Mr. Frankel.
(3)	Represents a one-time bonus to Mr. Frankel to reward him for completing certain significant business transactions in 2011.
(4)	Represents a relocation bonus payable to Mr. Bailey pursuant to his offer letter.
(5)	Represents a one-time bonus to Mr. Chamoun to reward him for completing certain significant business transactions in the first half of 2011.
(6)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 9 of the Notes to the Financial Statements included in our Annual Report on Form 10-K filed on March 26, 2013 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(7)	Represents amounts paid pursuant to our Management Cash Incentive Plan in the fiscal year following the year in which the payment is reported and services were provided.

Narrative Disclosure to Summary Compensation Table

Our executive compensation program consists of four components:

•	Base salary,

•	Annual cash incentive bonuses,

•	Equity compensation in the form of stock options, and

•	Certain employment termination- and change of control-related benefits.

Base Salaries. Our Board of Directors has established base salaries for our chief executive officer and other named executive officers based upon historical company compensation practices, the officer’s position, the scope of the officer’s responsibilities within the position, and general survey information about the market compensation for that position as described above. Base salaries are reviewed annually and adjusted as and when the Board determines appropriate. Salary adjustments have been, and we expect will continue to be, determined by the Board or the compensation committee in its discretion, based on competitive conditions, individual performance, our overall financial and business performance, changes in job duties and responsibilities, and our overall budget for base salary increases. In April 2012, our compensation committee approved the following increases to our named executive officers’ base salaries, effective as of January 1, 2012: Messrs. Frankel and

Bailey: $350,000 (a 7.7% increase) and Mr. Chamoun: $300,000 (a 25% increase). The salary increases for Messrs. Frankel and Bailey were intended to bring their salaries to a competitive level. Mr. Chamoun’s salary was increased by a greater percentage than Messrs. Frankel’s and Bailey’s salaries in order to reflect increased duties that Mr. Chamoun became responsible for in 2012. In March 2013, our compensation committee determined that the base salaries of our named executive officers will remain unchanged for 2013, because the compensation committee believes that their base salaries are at a competitive level.

Annual Incentive Compensation. Our annual cash incentive bonus program for executive officers is designed to drive toward achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives. Each year, the compensation committee of our Board establishes certain financial and corporate performance objectives which it later evaluates in light of full-year performance in determining the amount of bonus payments for our executive officers. Each named executive officer has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year. For fiscal year 2012, the bonus targets for our named executive officers were as follows: Messrs. Frankel and Chamoun, 70%, and Mr. Bailey, 50%. The bonus program provides an opportunity for greater-than-target payout upon overachievement, as determined by the compensation committee in its discretion, up to a maximum of two times the officer’s target bonus amount.

Under our bonus program, 75% of the target bonus ties to revenue and adjusted EBITDA goals (with each having equal weight), and 25% ties to certain corporate objectives. The Board has not established a specific weighting with respect to these corporate objectives; rather, it reviews achievement of all such objectives and exercises its judgment to assign an achievement percentage with respect to this 25% portion of our annual cash incentive bonus.

For fiscal year 2012, we successfully achieved our revenue and adjusted EBITDA goals and four out of our five corporate objectives. As a result of this level of achievement each of our named executive officers was entitled to receive 100% of his target bonus. Based on this determination, actual bonus payouts to our named executive officers were in the following amounts: Mr. Frankel, $245,000; Mr. Bailey, $175,000; and Mr. Chamoun, $210,000.

Long-Term Incentive Compensation. Our long-term equity incentive compensation is typically awarded in the form of options to acquire shares of our common stock, because we believe that stock options are the best retention device, offer our employees the opportunity to earn a more significant portion of equity than would other equity award instruments and, therefore, provide the greatest incentive for our management to drive toward increasing the value of our business. From time to time our compensation committee also considers other forms of equity awards, such as restricted stock or restricted stock units, and may choose to grant such form of equity awards in the future instead of or in addition to stock options. Our equity incentive plans were established to provide our employees, including our executive officers, with incentives to support our long-term success and growth.

An executive officer typically receives a significant stock option grant in the year he or she commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of our compensation committee or our Board of Directors. We do not have any program or obligation that requires us to grant equity compensation to any executive officer on specified dates, nor do we have any policy or practice with regard to granting options or equity awards in relation to the release of corporate information. Stock options are typically granted on the first compensation committee meeting following a new employee’s date of hire. For options granted to newly-hired employees, the vesting commencement date applicable to their options is typically the first day of the month following the month in which they commence employment, whereas for options granted to current employees, the vesting commencement date is typically the first day of the month during which the grant is made.

On April 16, 2012, we granted options to purchase 175,000 shares of our common stock to Mr. Frankel and options to purchase 100,000 shares of our common stock to each of Messrs. Bailey and Chamoun. The options are immediately exercisable when they are granted, but shares under the options are subject to repurchase by us until they are vested. The option shares vest over 4 years of service from April 1, 2012 for Messrs. Frankel and Chamoun and from April 1, 2013 for Mr. Bailey, with 25% vesting upon completion of 12 months of service from the above date, and the remainder vesting in 36 equal monthly installments thereafter. The exercise price of the options is equal to $7.10 per share, the closing price of a share of our common stock on the date the options were granted. Under our stock incentive plans, options granted to our named executive officers may be modified or repriced, but any modification that adversely affects the optionholder may only be made with the consent of the optionholder.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning each unexercised option held by our named executive officers as of December 31, 2012.

Except as indicated in the footnotes below, options granted to our named executive officers are generally immediately exercisable with respect to all of the option shares (whether vested or unvested), subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see the section titled “Potential Payments upon Termination or Change of Control” below.

	Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date
Ronald N. Frankel	4/3/07	4/3/07	172,725	(1)	—		0.926666	4/2/17
Ronald N. Frankel	9/14/07	2/1/08	105,000	(1)	—		2.52	9/13/17
Ronald N. Frankel	8/16/11	9/1/11	54,687	(1)(2)	120,313		3.32	8/15/21
Ronald N. Frankel	4/16/12	4/1/12	—		175,000	(1)	7.10	4/15/22
Scott A. Bailey	11/18/10	11/1/10	158,333	(1)(3)	191,667		2.88	11/17/20
Scott A. Bailey	4/16/13	4/1/12	—		100,000	(1)	7.10	4/15/22
George G. Chamoun	11/18/04	10/1/04	108,004	(1)	—		0.20	11/17/14
George G. Chamoun	9/14/07	2/1/08	73,437	(1)	1,562		2.52	9/13/17
George G. Chamoun	8/16/11	9/1/11	—	(1)(4)	100,000		3.32	8/15/21
George G. Chamoun	4/16/12	4/1/12	—		100,000	(1)	7.10	4/15/22

Notes:

(1)	Shares underlying the option vest over 4 years of service after the Vesting Commencement Date, with 25% upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	84,640 of the option shares in the original grant are immediately exercisable, with an additional 30,120 of the option shares becoming exercisable at any time after each of December 31, 2011, December 31, 2012, and December 31, 2013.
(3)	295,834 of the option shares in the original grant are immediately exercisable, with an additional 34,722 of the option shares becoming exercisable at any time after each of December 31, 2011, December 31, 2012, and December 31, 2013.
(4)	30,120 of the option shares are immediately exercisable, with an additional 30,120 of the option shares becoming exercisable at any time after each of December 31, 2011 and December 31, 2012, with the remaining 9,640 option shares becoming exercisable after December 31, 2013.

Employment Agreements and Potential Payments upon Termination or Change of Control

We have entered into letter agreements with each of our named executive officers that provide severance benefits in certain circumstances, including in connection with a change of control. Our Board of Directors believes that it is appropriate to provide such benefits to our named executive officers in order to keep them focused on achieving corporate objectives in the context of at-will employment and the possibility of significant corporate events that could disrupt our employment relationships with our executive officers.

A summary of the material terms of the employment agreements and offer letters with our named executive officers, as well as other arrangements providing benefits on our named executive officers’ termination of employment or in connection with our change of control is below. For purposes of the agreements described below, involuntary termination means the following: our termination of the executive’s service without cause (as defined in the applicable agreement) or his voluntary resignation during a specific period of time following a material reduction in his job responsibilities; relocation of more than 50 miles; or a reduction in his then-current base salary by at least 10%, other than pursuant to a generally applicable salary reduction.

Potential Payments upon Termination or Change of Control

Ronald N. Frankel

We entered into a letter agreement with Mr. Frankel in July 2007 (which remains subject to our policy applicable to severance benefits), which clarified the severance benefit and vesting acceleration that were initially offered to Mr. Frankel when he commenced employment with us in 2001. In addition, we entered into a change of control severance agreement with Mr. Frankel that became effective as of the effective date of our initial public offering (described below under “Post-Offering Change of Control Severance Benefits”). Pursuant to our letter agreement with Mr. Frankel, if we terminate Mr. Frankel’s employment without cause, he will receive a lump-sum severance payment equal to 12 months of his then-current base salary. Cause under Mr. Frankel’s letter agreement is defined as Mr. Frankel’s intentional failure to perform his assigned duties; commission of a felony or any fraudulent or similar act or misconduct; unauthorized use or disclosure of our proprietary information or trade secrets or any other party’s proprietary information or trade secrets; or willful breach of any of Mr. Frankel’s obligations to us.

Options granted to Mr. Frankel have the following vesting acceleration: If Mr. Frankel is terminated without cause at any time, he will receive an additional 12 months of vesting. In addition, in the event of a change of control, 100% of his unvested options will vest if the acquirer or successor entity does not assume such options in full; if his compensation is reduced below the rate as of immediately prior to the change of control; if his place of employment is relocated more than 35 miles from its location immediately prior to the change of control; or if his duties and responsibilities are reduced as a result of or following such change of control (including as a result of our termination of Mr. Frankel for any reason). Cause under Mr. Frankel’s option agreements is defined substantially as under his letter agreement with us, as described above. Change of control under Mr. Frankel’s option agreements is defined as a sale of our assets or our merger or consolidation with or into another corporation.

Scott A. Bailey

We entered into a letter agreement with Mr. Bailey in September 2010. The letter agreement also provides for severance benefits and vesting acceleration. In addition, we entered into a change of control severance agreement with Mr. Bailey that became effective as of the effective date of our initial public offering (described below under “Post-Offering Change of Control Severance Benefits”). Pursuant to our letter agreement with Mr. Bailey, if we terminate his employment for any reason other than cause or permanent disability after he and his spouse relocate to the Buffalo area or at any time following our change of control, we will continue to pay Mr. Bailey his base salary for a period of 12 months following such termination. In addition, if we terminate his employment for any reason other than cause or permanent disability at any time, we will pay his COBRA premiums for a period of 12 months following such termination. Mr. Bailey is also entitled to receive 12 months’ vesting on all of his options or restricted stock. Further, if Mr. Bailey is terminated subsequent to our change of control or after the effective date of our initial public offering, we will also pay Mr. Bailey his target bonus prorated through the last day of his employment. Cause under Mr. Bailey’s letter agreement is defined as his unauthorized use or disclosure of our confidential information or trade secrets; material breach of any agreement with us; material failure to comply with our written policies or rules; conviction of or plea of guilty or no contest to a felony; gross negligence or willful misconduct; continuing failure to perform assigned duties; or failure to cooperate in good faith with a governmental or internal investigation of us, our directors, officers or employees, if we have requested his cooperation.

Options granted to Mr. Bailey have the following vesting acceleration. If, in connection with, or within 12 months following, a change of control in which the acquiring or succeeding entity assumes the option or makes a substitution for it, Mr. Bailey is subject to an involuntary termination, he will receive an additional 12 months’ vesting. Cause and change of control are defined substantially as with respect to Mr. Frankel’s option, as described above.

George G. Chamoun

We entered into an employment agreement with Mr. Chamoun in December 2000, which is subject to our policy applicable to severance benefits. In addition, we entered into a change of control severance agreement with Mr. Chamoun that became effective as of the effective date of our initial public offering (described below under “Post-Offering Change of Control Severance Benefits”). Pursuant to our employment agreement with Mr. Chamoun, if he resigns for good reason, or if he is terminated by us for any reason other than for cause (including a termination in contemplation of our change of control), we will continue to pay Mr. Chamoun his base salary for a period of six months following such termination. Good reason means a resignation by Mr. Chamoun due to our material breach of his employment agreement, because he is required to relocate to a location other than one of our principal offices or if (following our change of control) he is not offered a position having duties, rights and responsibilities similar to those before the transaction. Cause under Mr. Chamoun’s employment agreement means his dishonesty, commission of a felony, willful violation of his fiduciary duties or material violation of the terms of his employment agreement. Change of control is defined substantially as with respect to Mr. Frankel’s option, as described above.

The options granted to Mr. Chamoun have the following vesting acceleration. If, in connection with, or within 12 months following, a change of control in which the acquiring or succeeding entity assumes the option or makes a substitution for it, Mr. Chamoun is subject to an involuntary termination, he will receive an additional 12 months of vesting.

Post-Offering Change of Control Severance Benefits

Our Board of Directors approved change of control severance agreements for each of our named executive officers that became effective when our initial public offering was consummated. Under these agreements, if a named executive officer is subject to an involuntary termination in connection with or within 12 months following our change of control, he will receive severance equal to 12 months of his then-current base salary plus his then-annual target bonus amount, payable over a 12-month period. In addition, we will pay the executive’s COBRA premiums for 12 months, and each executive will be eligible for 12 months’ additional vesting with respect to any of our equity granted to such executive. All such benefits are contingent on the executive signing a general release of all claims against us. If the executive has an existing agreement that provides for severance benefits, such executive will receive benefits under whichever agreement provides the greater benefits (but not both). Change of control under our change of control agreement means our merger or consolidation with or into another corporation; a sale of our assets; a change in the majority of our Board of Directors; or any transaction as a result of which any person acquires beneficial ownership of at least 50% of the total voting power of our then-outstanding voting securities.

Change-of-Control Benefits under our Stock Plans

In addition to the benefits described above, in the event of our change of control, options granted under our 2000 Stock Plan (that is, options granted prior to 2006) terminate if not assumed or substituted by the surviving entity. In addition, options granted under our 2006 Stock Plan and 2012 Equity Incentive Plan (that is, options granted after 2006) that are not continued, assumed or substituted by the surviving entity will be cancelled in exchange for a payment equal to the difference between the fair market value of the shares subject to such options and the exercise price per share applicable to such award. Such payments may be made in installments and paid pursuant to a vesting schedule at least as favorable as that which would otherwise have applied had such options remained outstanding pursuant to their terms.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2012 with respect to shares of common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,544,307	$4.07	143,583
Equity compensation plans not approved by security holders	16,500	$2.78	—
Total	4,560,807	$4.06	143,583

TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2012 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

In connection with our initial public offering and thereafter, we entered into an indemnification agreement with each of our directors and executive officers. The agreement provides that we will indemnify him or her against any and all expenses that he or she incurs because of his or her status as one of our directors or executive officers to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our Bylaws, except in a proceeding initiated by that person without the approval of our Board of Directors. In addition, the agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by him or her in connection with a legal proceeding.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted certain written policies and procedures with respect to related person transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between us and any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by our Audit Committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of our Board of Directors. Our policies and procedures with respect to related person transactions also apply to certain charitable contributions by us or our executive officers and to the hiring of any members of the immediate family of any of our directors or executive officers as our permanent full-time employees. Our Compensation Committee is also required to approve any transaction that involves compensation to our directors and executive officers.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Synacor, Inc. stockholders will be “householding” our proxy materials. A single Notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Synacor, Inc., 40 La Riviere Drive, Suite 300, Buffalo, New York 14202, Attn: Corporate Secretary, or call (716) 853-1362. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ William J. Stuart

William J. Stuart

Chief Financial Officer and Corporate Secretary

April 5, 2013

APPENDIX A

SYNACOR, INC.

SPECIAL PURPOSE RECRUITMENT PLAN

(AS ADOPTED APRIL 2, 2013)

A-i

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; AND CORPORATE TRANSACTIONS		A-6
9.1	Adjustments	A-6
9.2	Dissolution or Liquidation	A-6
9.3	Corporate Transactions	A-6

ARTICLE 10. LIMITATION ON RIGHTS		A-7
10.1	Retention Rights	A-7
10.2	Stockholders’ Rights	A-7
10.3	Regulatory Requirements	A-7
10.4	Transferability of Awards	A-8
10.5	Other Conditions and Restrictions on Common Shares	A-8

ARTICLE 11. TAXES		A-8
11.1	General	A-8
11.2	Share Withholding	A-8
11.3	Section 409A Matters	A-8
11.4	Limitation on Liability	A-9

ARTICLE 12. FUTURE OF THE PLAN		A-9
12.1	Term of the Plan	A-9
12.2	Amendment or Termination	A-9
12.3	Stockholder Approval	A-9

ARTICLE 13. DEFINITIONS		A-9

A-ii

SYNACOR, INC.

SPECIAL PURPOSE RECRUITMENT PLAN

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on April 2, 2013, subject to the approval of the Company’s stockholders. The purpose of the Plan is to promote our long-term success and the creation of stockholder value by attracting and retaining newly-hired employees with exceptional qualifications, encouraging newly-hired employees to focus on critical long-range corporate objectives and more directly linking the interests of our newly-hired employees to our stockholders’ interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares and Stock Units.

ARTICLE 2. ADMINISTRATION.

2.1 General. The Plan may be administered by the Board or one or more Committees. Each Committee shall have the authority and be responsible for such functions as have been assigned to it.

2.2 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Eligible Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.

2.4 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

2.5 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed 1,000,000. The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options,

SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued to the Participant in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason prior to the shares having become vested, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.3 Stock Awards Not Reducing Share Reserve. Any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

3.4 Code Section 422 Limits. Subject to adjustment pursuant to Article 9, no more than 1,000,000 Common Shares may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2 Other Awards. Awards other than ISOs may only be granted to Eligible Employees.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign laws, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability in the event of a Change in Control, the Optionee’s death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

a)	Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

b)	By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

c)	Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure;

d)	By delivering a full-recourse promissory note, on such terms approved by the Administrator; or

e)	Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. STOCK APPRECIATION RIGHTS.

6.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. An SAR Agreement may provide for accelerated vesting and exercisability in the event of a Change in Control, the Optionee’s death or disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7. RESTRICTED SHARES.

7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions, as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death or disability or other events.

7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

ARTICLE 8. STOCK UNITS.

8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Stock Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant’s death or disability or other events.

8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on the shares subject to the Stock Units while the Award is outstanding. Dividend equivalents may be converted, at the discretion of the Administrator, into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, at the discretion of the Administrator. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.

8.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding Stock units

(whether granted by the Company or by another issuer) in return for the grant of new Stock units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; AND CORPORATE TRANSACTIONS.

9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:

a)	The number and kind of shares available for issuance under Article 3, including the numerical share limits in Sections 3.1 and 3.4;

b)	The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; and

c)	The Exercise Price applicable to each outstanding Option and SAR and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Any adjustment in the number of and kind of shares subject to an Award under this Section 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation or Change in Control (other than one described in Section 13.7(c)), all Common Shares acquired under the Plan and all Stock Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Stock Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator shall include one or more of the following with respect to each outstanding Stock Award:

a)	The continuation of such outstanding Stock Award by the Company (if the Company is the surviving entity);

b)	The assumption of such outstanding Stock Award by the surviving entity or its parent, provided that the assumption of an Option or SAR shall comply with applicable tax requirements;

c)	The substitution by the surviving entity or its parent of an equivalent award for outstanding Awards (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or SAR shall comply with applicable tax requirements;

d)	The cancellation of outstanding Options or SARs and a payment to the Optionee with respect to each Common Share subject to an Option or SAR (whether or not such Option or SAR is then exercisable or vested) equal to the excess of (i) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (ii) the per-share Exercise Price of the Option or SAR (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Option or SAR as exempt from Code Section 409A. If the Spread applicable to an Option or SAR is zero or a negative number, then the Option or SAR may be cancelled without making a payment to the Optionee; and

e)	The cancellation of outstanding Stock Units and a payment to the holder of a Stock Unit with respect to each Common Share subject to such Stock Unit (whether or not such Stock Unit is then vested) equal to the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction (the “Transaction Value”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Transaction Value. In addition, such payment may be subject to vesting based on the holder’s continuing Service, provided that the vesting schedule shall not be less favorable to the holder than the schedule under which such Stock Units would have vested. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares. In the event a Stock Unit is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation 1.409A-3(j)(4).

Any action taken under this Section 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10. LIMITATION ON RIGHTS.

10.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

10.2 Stockholders’ Rights. Except as set forth in Section 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

10.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

10.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. An ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

10.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 11. TAXES.

11.1 General. As a condition to the grant and acceptance of an Award under the Plan, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless and until such obligations are satisfied.

11.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or others rules.

11.3 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

11.4 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 12. FUTURE OF THE PLAN.

12.1 Term of the Plan. The Plan, as set forth herein, shall become effective immediately upon its adoption by the Board. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 12.2 or (b) the second anniversary of the date when the Company’s stockholders approve the Plan.

12.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan in a manner materially adverse to the holder of such Award without such holder’s consent.

12.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 13. DEFINITIONS.

13.1 “Administrator” means the Board or any Committees as will be administering the Plan in accordance with Article 2.

13.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity or any entity that does not qualify as a Subsidiary but does qualify as a “subsidiary” under Rule 405 of the Securities Act of 1933, as amended.

13.3 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share or a Stock Unit.

13.4 “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

13.5 “Board” means the Company’s Board of Directors, as constituted from time to time.

13.6 “Cause” means (i) an unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) a material breach by the Participant of any agreement between the Participant and the Company, (iii) a material failure by the Participant to comply with the Company’s written policies or rules, (iv) the Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (v) the Participant’s gross negligence or willful misconduct, or (vi) a continued failure by the Participant to perform reasonably assigned duties within 30 days after receiving written notification of such failure; provided that, if a Participant is party to an employment agreement with the Company that defines Cause, Cause shall have the meaning set forth in such agreement.

13.7 “Change in Control” means:

a)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

b)	The sale, transfer or other disposition of all or substantially all of the Company’s assets;

c)	A change in the composition of the Board, as a result of which, fewer than 50% of the incumbent directors are directors who either:

(i) Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

d)	Any transaction as a result of which any “person” (as used in Sections 13(d) and 14(d) of the Exchange Act) other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

13.8 “Code” means the Internal Revenue Code of 1986, as amended.

13.9 “Committee” means a Committee of one or more members of the Board or of other individuals satisfying applicable laws appointed by the Board to administer the Plan.

13.10 “Common Share” means one share of the common stock of the Company.

13.11 “Company” means Synacor, Inc., a Delaware corporation.

13.12 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

13.13 “Eligible Employee” means an Employee newly employed by the Company, a Parent, a Subsidiary, or an Affiliate; provided, however, that either (i) such person was not previously an Employee or a director of the Company, a Parent, a Subsidiary, or an Affiliate, or (ii) such person enters into an employment relationship with the Company, a Parent, a Subsidiary, or an Affiliate following a bona fide period of non-employment.

13.14 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate or any PRC-based employee of the Company, a Subsidiary or Affiliate.

13.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

13.16 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise

Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

13.17 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are no longer traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

13.18 “ISO” means an incentive stock option within the meaning of Code Section 422(b).

13.19 “NSO” means a stock option not described in Code Section 422 or 423.

13.20 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

13.21 “Optionee” means an individual or estate holding an Option or SAR.

13.22 “Outside Director” means a member of the Board who is not an Employee.

13.23 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

13.24 “Participant” means an individual or estate holding an Award.

13.25 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on performance criteria established by the Administrator. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings or (g) statutory adjustments to corporate tax rates.

13.26 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

13.27 “Plan” means this Synacor, Inc. Special Purpose Recruitment Plan, as amended from time to time.

13.28 “PRC” means the People’s Republic of China.

13.29 “Restricted Share” means a Common Share awarded under the Plan.

13.30 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

13.31 “SAR” means a stock appreciation right granted under the Plan.

13.32 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

13.33 “Service” means service as an Employee, Outside Director or Consultant.

13.34 “Stock Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

13.35 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

13.36 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

13.37 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

13.38 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SYNACOR, INC. 40 LA RIVIERE DRIVE SUITE 300 BUFFALO, NY 14202

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                                                                                                                                          M56179-P36390              KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SYNACOR, INC. The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Proposal No. 1: Election of the two (2) members of the Board of Directors identified in Proposal No. 1 to serve as Class II directors until the Company’s 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	☐	☐	☐

Nominees:
01) MarwanFawaz 02) Michael J. Montgomery

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.					☐	☐	☐

Proposal No. 3: Approval of the Synacor, Inc. Special Purpose Recruitment Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M56180-P36390

SYNACOR, INC.

Annual Meeting of Stockholders

May 16, 2013 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ronald N. Frankel and William J. Stuart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SYNACOR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on May 16, 2013, at the Buffalo Club, 388 Delaware Ave., Buffalo, New York 14202, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side